As filed with the Securities and Exchange Commission on November 9, 2005


                                                     Registration No. 333-125691
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------




                                 AMENDMENT NO. 5
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                                ----------------

                      PHARMAMATRIX ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)


   Delaware                        6770                        20-2837254

(State or other        (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of         Classification Code Number)      Identification Number)
incorporation or
 organization)


                             934 S. South Lake Drive
                            Hollywood, Florida 33019
                                 (954) 929-2717
                           (954) 926-1052 (facsimile)
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                ----------------


                    Norman M. Meier, Chief Executive Officer
                      Pharmamatrix Acquisition Corporation
                             934 S. South Lake Drive
                            Hollywood, Florida 33019
                                 (954) 929-2717
                           (954) 926-1052 (facsimile)
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                ----------------

                                   Copies to:


         Alan I. Annex, Esq.                   Robert S. Matlin, Esq.
         Greenberg Traurig LLP                 Kirkpatrick & Lockhart
         200 Park Avenue                       Nicholson Graham LLP
         New York, New York 10166              599 Lexington Avenue
         (212) 801-9323                        New York, New York 10022
         (212) 801-6400 (Facsimile)            (212) 536-4066
                                               (212) 536-3901 (Facsimile)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED         PROPOSED
                                                                    MAXIMUM          MAXIMUM
TITLE OF EACH CLASS OF SECURITY BEING        AMOUNT BEING        OFFERING PRICE      AGGREGATE             AMOUNT OF
              REGISTERED                      REGISTERED         PER SECURITY(1)   OFFERING PRICE(1)    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one share
of Common Stock, $.0001 par value,
and two Warrants(2)                         6,133,334 Units         $6.00             $36,800,004          $4,331.36
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock included as
part of the Units(2)                       6,133,334 Shares            --                      --                 --(3)
------------------------------------------------------------------------------------------------------------------------------------
Warrants included as part of the
Units(2)                                12,266,668 Warrants            --                      --                 --(3)
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying the
Warrants included in the Units(4)         12,266,668 Shares         $5.00             $61,333,340          $7,218.93
------------------------------------------------------------------------------------------------------------------------------------
Underwriter's Unit Purchase Option
("Underwriter's Units")                                   1          $100                    $100                 --(3)
------------------------------------------------------------------------------------------------------------------------------------
Units underlying the Underwriter's
Units(4)                                      426,667 Units         $7.50           $3,200,002.50            $376.64
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock included as
part of the Underwriter's Units(4)           426,667 Shares            --                      --                 --(3)
------------------------------------------------------------------------------------------------------------------------------------
Warrants included as part of the
Underwriter's Units(4)                     853,334 Warrants            --                      --                 --(3)
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying the
Warrants included in the
Underwriter's Units(4)                       853,334 Shares         $6.25           $5,333,337.50            $627.73
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                $106,666,685         $12,554.66(5)
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Includes 800,000 Units and 800,000 shares of Common Stock and 1,600,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3) No fee pursuant to Rule 457(g).

(4) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

(5) Previously paid.

                                ----------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                             PRELIMINARY PROSPECTUS
                    SUBJECT TO COMPLETION, NOVEMBER 9, 2005




                                   $32,000,004

                      PHARMAMATRIX ACQUISITION CORPORATION

                                 5,333,334 UNITS


         Pharmamatrix Acquisition Corporation is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. We intend to focus on identifying a prospective target business in the over-the -counter pharmaceutical and health & beauty aids industries. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration or contemplation and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any acquisition candidate for us. Neither we nor any of our agents, representatives or affiliates have conducted any research or taken any measures, directly or indirectly, to locate or contact a target business.


         This is an initial public offering of our securities. Each unit has an offering price of $6.00 per unit and consists of:

         o    one share of our common stock; and
         o    two warrants.

         Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or ____________, 2006 [ONE YEAR FROM THE DATE OF THIS PROSPECTUS], and will expire on ____________, 2009 [FOUR YEARS FROM THE DATE OF THIS PROSPECTUS], or earlier upon redemption.

         We have granted the underwriters a 45-day option to purchase up to 800,000 additional units solely to cover over-allotments, if any (over and above the 5,333,334 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Jesup & Lamont Securities Corporation ("Jesup & Lamont"), the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 426,667 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

         There is presently no public market for our units, common stock or warrants and we cannot assure you that one will develop. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol _________ on or promptly after the date of this prospectus. The common stock and warrants comprising the units will trade separately within the first 20 trading days following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full, provided we have filed with the Securities and Exchange Commission a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols _________ and _________, respectively.


         INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




             PUBLIC OFFERING       UNDERWRITING DISCOUNT      PROCEEDS, BEFORE
                 PRICE             AND COMMISSIONS           EXPENSES, TO US
            -----------------     ----------------------     ------------------

Per unit    $        6.00              $      0.30              $        5.70

Total       $  32,000,004              $ 1,600,000              $  30,400,004


         Of the net proceeds we receive from this offering, $28,760,000 ($5.39 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee.

         We are offering the units for sale on a firm-commitment basis. Jesup & Lamont, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about _______________, 2005.


JESUP & LAMONT SECURITIES CORPORATION              GRANITE FINANCIAL GROUP, INC.

                              _______________, 2005

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. FOR A MORE COMPLETE UNDERSTANDING OF THIS OFFERING, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS AND THE FINANCIAL STATEMENTS. UNLESS OTHERWISE STATED IN THIS PROSPECTUS, REFERENCES TO "WE," "US," "OUR" OR "OUR COMPANY" REFER TO PHARMAMATRIX ACQUISITION CORPORATION. UNLESS WE TELL YOU OTHERWISE, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS WILL NOT EXERCISE THEIR OVER-ALLOTMENT OPTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

         We are a blank check company organized under the laws of the State of Delaware on May 13, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the over-the-counter pharmaceutical and health & beauty aids industry. To date, our efforts have been limited to organizational activities.

         Our management team has extensive experience in the pharmaceutical industry as pharmacists, businessmen and/or entrepreneurs. Norman M. Meier, our Chief Executive Officer, currently serves as the Chief Executive Officer of Pharmamatrix, Inc., a medical marketing and advertising company providing marketing services to multinational companies, and Steven Girgenti, our Chairman, currently serves as the Worldwide Chairman and Chief Executive Officer of Ogilvy Healthworld, an operating unit of Ogilvy & Mather which is a wholly-owned subsidiary of The WPP Group, a publicly traded company. Moreover, most of our management has spent all of their respective careers in the pharmaceutical industry. Two are pharmacists by education and one has owned pharmacies. All have had significant success as entrepreneurs in the pharmaceutical industry.


         We intend to leverage the industry experience of our executive officers by focusing our efforts on identifying a prospective target business or high volume brand in the over-the-counter pharmaceutical and health & beauty aids industries. We believe that companies involved in these industries represent attractive acquisition targets for a number of reasons, including a favorable economic environment for these industries, potentially attractive valuations and the large number of middle market acquisition candidates.

         Our initial business combination must be with a target business or high volume brand whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisition of several operating businesses at the same time. As used in this prospectus, a "target business" shall include an operating business that is in the over-the-counter pharmaceutical and related health & beauty aids industries and a "business combination" shall mean the acquisition by us of such a target business. We have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any acquisition candidate for us. Neither we nor any of our agents, representatives or affiliates have conducted any research or taken any measures, directly or indirectly, to locate or contact a target business.


         In determining the size and nature of this offering, management held customary organizational meetings with Jesup & Lamont, both prior to inception of the Company and thereafter, with respect to the state of capital markets, generally, and the amount Jesup & Lamont believed it reasonably could raise on behalf of the Company given the Company's proposed target industries. At no time during these organizational meetings and thereafter were potential target businesses or acquisitions discussed. Although neither management nor any of management's agents, representatives or affiliates has conducted any research or taken any measures, directly or indirectly, to locate or contact a target business or independently research recent transactions in the target industries, management believes that companies and/or high volume brands that have high valuations generally are acquisition candidates for larger and more established companies that have both research and development capabilities and the ability leverage existing pipelines and distribution channels. Accordingly, management believes, based upon the broad range of potential targets and financing options (as described below) available, that it would be able to pursue either spin-offs from such larger third party transactions or smaller companies and/or high volume brands with attractive valuations that are in need of a new experienced management team. While neither management nor any of management's agents, representatives or affiliates has conducted any research or taken any measures, directly or indirectly, to locate or contact a target business, based upon management's extensive experience both operating and acquiring companies in the target industries, management believes that the size of the offering, and the amount to be held in trust, is adequate, especially when combined with the potential issuance of additional equity and/or debt securities, to acquire a company and/or high volume brand in the OTC, pharmaceutical and health & beauty aids industries. In fact, management believes that whether it solely applies, as acquisition consideration, the proceeds of the trust, combines such proceeds with additional equity securities, or raises additional acquisition consideration through the issuance and sale of debt securities, it will be able to complete a business combination with a company whose fair market value is equal to at least 80% of the Company's net assets.



         Management, in its sole discretion, may purchase units in the offering. However, they are not obligated to do so and we do not have any agreement or arrangement with them requiring them to purchase such securities.



         Our executive offices are located at 934 S. South Lake Drive, Hollywood, Florida 33019, and our telephone number is (954) 929-2717.

                                  THE OFFERING

SECURITIES OFFERED                     5,333,334 units, at $6.00 per unit, each
                                       unit consisting of:

                                       o  one share of common stock; and

                                       o  two warrants.

                                       The units will begin trading on or
                                       promptly after the date of this
                                       prospectus. Each of the common stock and warrants will trade separately within the first 20 trading days following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full, however, in no event will Jesup & Lamont allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. Jesup & Lamont expects to permit separate trading of the common stock and warrants as soon as reasonably practicable after our filing of the Current Report on Form 8-K reflecting the closing of this offering.

COMMON STOCK:

   NUMBER OUTSTANDING BEFORE THIS      1,333,335 shares
   OFFERING

   NUMBER TO BE OUTSTANDING AFTER      6,666,669 shares
   THIS OFFERING

WARRANTS:

   NUMBER OUTSTANDING BEFORE THIS      0 warrants
   OFFERING

   NUMBER TO BE OUTSTANDING AFTER      12,266,668 warrants
   THIS OFFERING

EXERCISABILITY                         Each warrant is exercisable for one share
                                       of common stock.

EXERCISE PRICE                         $5.00

EXERCISE PERIOD                        The warrants will become exercisable on
                                       the later of:

                                       o  the completion of a business
                                          combination with a target business; or

                                       o  [      ], 2006 [one year from the date
                                          of this prospectus].

                                       The warrants will expire at 5:00 p.m.,
                                       New York City time, on [ ], 2009 [FOUR
                                       YEARS FROM THE DATE OF THIS PROSPECTUS]
                                       or earlier upon redemption.

REDEMPTION                             We may redeem the outstanding warrants:

                                       o  in whole and not in part;

                                       o  at a price of $.01 per warrant at any
                                          time after the warrants become
                                          exercisable;

                                       o  upon a minimum of 30 days' prior
                                          written notice of redemption; and

                                       o  if, and only if, the last sales price
                                          of our common stock equals or exceeds
                                          $8.50 per share for any 20 trading
                                          days within a 30 trading day period
                                          ending three business days before we
                                          send the notice of redemption.

                                       We have established these criteria to
                                       provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

                                       Since we may redeem the warrants only
                                       with the prior consent of Jesup & Lamont, which firm may also hold warrants subject to redemption, Jesup & Lamont may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that Jesup & Lamont will consent to such redemption if it is not in its best interest, even if it is in our best interest.

PROPOSED OTC
BULLETIN BOARD SYMBOLS FOR OUR:

   UNITS                               [            ]

   COMMON STOCK                        [            ]

   WARRANTS                            [            ]



OFFERING PROCEEDS TO BE HELD IN        $28,760,000 of the proceeds of this
TRUST:                                 offering ($5.39 per unit) will be placed
                                       in a trust account at JPMorganChase NY
                                       Bank maintained by Continental Stock
                                       Transfer & Trust Company pursuant to an
                                       agreement to be signed on the date of
                                       this prospectus. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately
                                       $1,226,000 after payment of expenses
                                       related to this offering).



                                       It is possible that we could use a
                                       portion of the funds not in the trust
                                       account to make a deposit, down payment
                                       or fund a "no-shop" provision with
                                       respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

                                       Prior to the completion of a business
                                       combination, there will be no fees,
                                       reimbursements or cash payments made to
                                       our existing stockholders and/or officers and directors other than:

                                       o  Repayment of a $100,000 interest-free
                                          loan made by our existing stockholders
                                          to cover offering expenses;

                                       o  Payment of up to $7,500 per month to
                                          an affiliate of Norman M. Meier, our
                                          Chief Executive Officer, for office
                                          space and administrative services; and

                                       o  Reimbursement for any expenses
                                          incident to the offering and finding a
                                          suitable business combination.

                                       The future role of our officers and
                                       directors and their respective
                                       remuneration, if any, in the target
                                       business following a business combination cannot presently be stated with any certainty. While it is possible that certain members of our management team will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business. The ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.


                                       None of the warrants may be exercised
                                       until after the consummation of a
                                       business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.



STOCKHOLDERS MUST APPROVE BUSINESS     We will seek stockholder approval before
COMBINATION                            we effect any business combination, even
                                       if the nature of the acquisition would
                                       not ordinarily require stockholder
                                       approval under applicable state law. In
                                       connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, and the underwriters have agreed to vote all of their respective shares of common stock then owned by them in accordance with the majority of the shares of common stock voted by the public stockholders. The term "public stockholders" means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights (described below).
                                       Voting against the business combination
                                       alone will not result in conversion of a stockholder's shares for a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below.



CONVERSION RIGHTS FOR STOCKHOLDERS     Public stockholders voting against a
VOTING TO REJECT A BUSINESS            business combination will be entitled to
COMBINATION                            convert their stock into a pro rata
                                       share of the trust account, including
                                       any interest earned on their portion of
                                       the trust account, if the business
                                       combination is approved and completed.
                                       Public stockholders that convert their
                                       shares into their pro rata share of the
                                       trust fund will continue to have the
                                       right to exercise any warrants they may
                                       hold.


LIQUIDATION IF NO BUSINESS             We will dissolve and promptly distribute
COMBINATION                            only to our public stockholders
                                       (including any members of our management who participate in this offering or who acquire shares in the aftermarket) the amount in our trust account plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18-month period). All of our officers and five of our directors own stock in our company, but have waived their right to receive distributions
                                       (other than with respect to units they
                                       purchase in this offering or common stock they purchase in the aftermarket) upon our liquidation prior to a business combination.

ESCROW OF MANAGEMENT SHARES            On the date of this prospectus, all of
                                       our existing stockholders, including all of our officers and five of our directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock
                                       Transfer & Trust Company, acting as
                                       escrow agent. Subject to certain limited exceptions, these shares will not be transferable during the escrow period and will not be released from escrow until 12 months after the date of a business combination unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity have the right to exchange their shares of common stock for cash, securities or other property.

RISKS

         In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial stockholders' initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 9 of this prospectus.

                             SUMMARY FINANCIAL DATA

         The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented. The "as adjusted" information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.



                                                   SEPTEMBER 30, 2005
                                        ----------------------------------------

                                              ACTUAL              AS ADJUSTED
                                        -------------------    -----------------
BALANCE SHEET DATA:

  Working capital (deficiency)             $   (49,149)         $29,995,841

  Total assets                                 139,837           29,995,841


  Total liabilities                            130,000                 --


  Maximum value of common stock                   --              5,749,124
  which may be converted to cash
  ($28,760,000 x 19.99%) in connection
  with a business combination

Stockholders' equity                       $     9,837          $24,246,717


         Working capital excludes $58,986 of costs related to this offering which were paid prior to September 30, 2005. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "as adjusted" column.


         The working capital and total assets amounts include the $28,760,000 being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account and any remaining assets will be distributed solely to our public stockholders.


         We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred and the business combination was completed, we would be required to convert to cash up to approximately 19.99% of the 5,333,334 shares sold in this offering, or 1,066,133 shares of common stock, at an initial per-share conversion price of $5.39, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:


         o the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination; divided by

         o    the number of shares of common stock sold in the offering.

                                  RISK FACTORS

         AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY ALL OF THE MATERIAL RISKS DESCRIBED BELOW, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

                       RISKS ASSOCIATED WITH OUR BUSINESS

         WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY AND, ACCORDINGLY, YOU WILL NOT HAVE ANY BASIS ON WHICH TO EVALUATE OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVE.


         We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any acquisition candidate for us. Neither we nor any of our agents, representatives or affiliates have conducted any research or taken any measures, directly or indirectly, to locate or contact a target business. We will not generate any operating revenues until, at the earliest, after the consummation of a business combination. We cannot assure you that a business combination will occur.


         IF WE ARE FORCED TO LIQUIDATE BEFORE A BUSINESS COMBINATION AND DISTRIBUTE THE TRUST ACCOUNT, OUR PUBLIC STOCKHOLDERS WILL RECEIVE LESS THAN $6.00 PER SHARE UPON DISTRIBUTION OF THE TRUST ACCOUNT AND OUR WARRANTS WILL EXPIRE WORTHLESS.

         If we are unable to complete a business combination within the required time frame and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section appearing elsewhere in this prospectus entitled "Effecting a business combination--Liquidation if no business combination."

         YOU WILL NOT BE ENTITLED TO PROTECTIONS NORMALLY AFFORDED TO INVESTORS OF BLANK CHECK COMPANIES.

         Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Comparison to offerings of blank check companies" appearing elsewhere in this prospectus.

         BECAUSE THERE ARE NUMEROUS COMPANIES WITH A BUSINESS PLAN SIMILAR TO OURS SEEKING TO EFFECTUATE A BUSINESS COMBINATION, IT MAY BE MORE DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION.



         Since August 2003, based upon publicly available information, approximately 27 similarly structured blank check companies have completed initial public offerings. Of these companies, only two companies have consummated a business combination, while five other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 26 blank check companies with more than $1.6 billion in trust, and may be at least 28 additional blank check companies with more than $2.1 billion in trust, that are seeking to carry out a business plan similar to our business plan. While some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may, therefore, be subject to competition from these and other companies seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only two of such companies has completed a business combination and five of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

         IF THIRD PARTIES BRING CLAIMS AGAINST US, THE PROCEEDS HELD IN TRUST COULD BE REDUCED AND THE PER-SHARE LIQUIDATION PRICE RECEIVED BY STOCKHOLDERS WOULD BE LESS THAN $5.39 PER SHARE.


         Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, and it is not a condition to our doing business with anyone. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to us and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, is there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $5.39 per share held in the trust account, plus interest, due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, Messrs. Meier, Girgenti, Blue, Lane and Pietrangelo will be personally liable under certain circumstances (for example, if a vendor does not waive any rights or claims to the trust account) to ensure that the proceeds in the trust fund are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary to ensure that such claims do not reduce the amount in the trust fund. However, we cannot assure you that our Chairman and executive officers will be able to satisfy those obligations.



         SINCE WE HAVE NOT YET SELECTED A TARGET BUSINESS WITH WHICH TO COMPLETE A BUSINESS COMBINATION, WE ARE UNABLE TO CURRENTLY ASCERTAIN THE PARTICULAR MERITS OR RISKS OF THE BUSINESS IN WHICH WE MAY ULTIMATELY OPERATE.

         Although we intend to focus our efforts on the over-the-counter pharmaceutical and health & beauty aids industries, there is no current basis for you to evaluate the possible merits or risks of the particular target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in our industry or a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section appearing elsewhere in this prospectus entitled "Effecting a business combination--We have not identified a target business."

         RESOURCES COULD BE WASTED IN RESEARCHING ACQUISITIONS THAT ARE NOT CONSUMMATED.


         It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control such as that more than 19.99% of our public shareholders vote against the transaction even if a majority of our shareholders approve the transaction. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. See the section below entitled "Effecting a Business Combination - We have not identified a target business."


         WE MAY ISSUE SHARES OF OUR CAPITAL STOCK OR DEBT SECURITIES TO COMPLETE A BUSINESS COMBINATION WHICH WOULD REDUCE THE EQUITY INTEREST OF OUR STOCKHOLDERS AND COULD LIKELY CAUSE A CHANGE IN CONTROL OF OUR OWNERSHIP.

         Our amended and restated certificate of incorporation authorizes the issuance of up to 70,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 51,386,662 authorized, and unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Jesup & Lamont, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

         o may significantly reduce the equity interest of investors in this offering;

         o could likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of our present officers and directors; and

         o may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

         o default and foreclosure on our assets if our operating income and other resources after a business combination were insufficient to pay our debt obligations;

         o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

         o our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

         o our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

         For a more complete discussion of the possible structure of a business combination, see the section appearing elsewhere in this prospectus entitled "Effecting a business combination--Selection of a target business and structuring of a business combination."

         SOME OR ALL OF OUR CURRENT OFFICERS AND DIRECTORS MAY RESIGN UPON CONSUMMATION OF A BUSINESS COMBINATION AND WE WILL HAVE ONLY LIMITED ABILITY TO EVALUATE THE MANAGEMENT OF THE TARGET BUSINESS.

         Our ability to effect a business combination successfully will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect several of our management and other key personnel to remain associated with us following a business combination, we may employ other personnel following the business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

         THE ABILITY OF OUR STOCKHOLDERS TO EXERCISE THEIR CONVERSION RIGHTS MAY NOT ALLOW US TO EFFECTUATE THE MOST DESIRABLE BUSINESS COMBINATION OR OPTIMIZE OUR CAPITAL STRUCTURE.

         At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

         THE LOSS OF KEY EXECUTIVES COULD ADVERSELY AFFECT OUR ABILITY TO
OPERATE.

         Our operations are dependent upon a relatively small group of key executives. We believe that our success depends on the continued service of our key executive management team. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment contracts with any of our current executives. The unexpected loss of the services of one or more of these executives could have a detrimental effect on us.

         OUR SUCCESS ALSO DEPENDS TO A LARGE EXTENT ON OUR ABILITY TO RECRUIT AND RETAIN QUALIFIED EMPLOYEES.

         Our future success will depend in large part upon our ability to attract and retain highly skilled research and development scientists, management information specialists, operations, sales, marketing and managerial personnel. Should we not be able to attract or train key qualified management, future operating results may be adversely impacted.

         OUR OFFICERS AND DIRECTORS MAY ALLOCATE THEIR TIME TO OTHER BUSINESSES THEREBY CAUSING CONFLICTS OF INTEREST IN THEIR DETERMINATION AS TO HOW MUCH TIME TO DEVOTE TO OUR AFFAIRS. THIS COULD HAVE A NEGATIVE IMPACT ON OUR ABILITY TO CONSUMMATE A BUSINESS COMBINATION.


         Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. While it is our executive officers' intention to devote substantial business time to identifying potential targets and consummating a business combination, the amount of time devoted will vary depending on the stage of a potential business combination (i.e. from approximately 10 hours per week during target idntification to substantially full time during negotiations), their other business affairs could in the future require them to devote more substantial amounts of time to such affairs, thereby limiting their ability to devote sufficient time to our affairs. This could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section appearing elsewhere in this prospectus entitled "Management -- Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.


         OUR OFFICERS, DIRECTORS AND THEIR AFFILIATES MAY IN THE FUTURE BECOME AFFILIATED WITH ENTITIES ENGAGED IN BUSINESS ACTIVITIES SIMILAR TO THOSE INTENDED TO BE CONDUCTED BY US AND ACCORDINGLY, MAY HAVE CONFLICTS OF INTEREST IN DETERMINING TO WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED.


         None of our directors, officers or their affiliates has been or currently is a principal of, or affiliated with, entities, including other "blank check companies," engaged in business activities similar to those intended to be conducted by us. However, our officers and directors may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

         In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our existing stockholders has agreed, until the earliest of a business combination, our liquidation or such time as such existing stockholder ceases to be an officer or director, to present to us for consideration, prior to any other entity, any business opportunity which may reasonably be required to be presented to our company under Delaware law.


         FIVE OF OUR OFFICERS AND DIRECTORS OWN, IN THE AGGREGATE 1,333,335 SHARES OF OUR COMMON STOCK WHICH WILL NOT PARTICIPATE IN LIQUIDATION DISTRIBUTIONS AND, THEREFORE, THEY MAY HAVE A CONFLICT OF INTEREST IN DETERMINING WHETHER A PARTICULAR TARGET BUSINESS IS APPROPRIATE FOR A BUSINESS COMBINATION.

         Five of our officers and directors own, in the aggregate, 1,333,335 shares of our common stock, but have waived their right to receive distributions (other than with respect to units they purchase in this offering or common stock they purchase in the aftermarket) upon our liquidation prior to a business combination. The shares and warrants owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our officers' and directors' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

         OUR EXISTING STOCKHOLDERS WILL NOT RECEIVE REIMBURSEMENT FOR ANY OUT-OF-POCKET EXPENSES INCURRED BY THEM TO THE EXTENT THAT SUCH EXPENSES EXCEED THE AMOUNT NOT IN THE TRUST FUND UNLESS THE BUSINESS COMBINATION IS CONSUMMATED AND THEREFORE THEY MAY HAVE A CONFLICT OF INTEREST IN DETERMINING WHETHER A PARTICULAR TARGET BUSINESS IS APPROPRIATE FOR A BUSINESS COMBINATION AND IN THE PUBLIC STOCKHOLDERS' BEST INTEREST.

         Our existing stockholders, including all of our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust fund unless the business combination is consummated. In such event, our existing stockholders may, as part of any such combination, negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which if not agreed to by the target business' owners, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest. We would note, however, that such expenses are likely to be insignificant compared to the value of management's equity stake.

         COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002 WILL REQUIRE SUBSTANTIAL FINANCIAL AND MANAGEMENT RESOURCES AND MAY INCREASE THE TIME AND COSTS OF COMPLETING AN ACQUISITION.

         Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2006. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management's evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

         RISKS ASSOCIATED WITH THE OVER-THE-COUNTER PHARMACEUTICAL AND HEALTH & BEAUTY AIDS INDUSTRIES

         OUR RESULTS WILL BE IMPACTED BY A NUMBER OF FACTORS, SOME OF WHICH WILL BE BEYOND THE CONTROL OF MANAGEMENT WHICH MAY RESULT IN SIGNIFICANT QUARTER-TO-QUARTER FLUCTUATIONS IN OPERATING RESULTS.

         Our operating results will depend on a variety of factors including, but not limited to, the severity, length and timing of the cough/cold/flu season, the timing of new product introductions by our target business and our competitors, the magnitude and timing of research and development investments, changes in the levels of inventories maintained by our customers and the timing of retailer promotional programs. Accordingly, we may be subject to significant and unanticipated quarter-to-quarter fluctuations.

         A DISRUPTION AT OUR TARGET BUSINESS' MANUFACTURING FACILITIES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL POSITION AND RESULTS OF OPERATIONS.

         A significant disruption at any of our target business' facilities could impair our ability to produce and ship products on a timely basis, which could have a material adverse effect on our business, financial position and operating results.

         OUR TARGET INDUSTRY IS A HIGHLY REGULATED INDUSTRY. AN INABILITY TO MEET CURRENT OR FUTURE REGULATORY REQUIREMENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL POSITION AND OPERATING RESULTS.

         Several United States and foreign agencies regulate the manufacturing, processing, formulation, packaging, labeling, testing, storing, distribution, advertising and sale of over-the-counter pharmaceutical and health & beauty aid products. Various state and local agencies also regulate these activities. In addition, our target business might manufacture and market certain of its products in accordance with the guidelines established by voluntary standard organizations. Should we fail to adequately conform to these regulations and guidelines, there may be a significant impact on our operating results. In particular, packaging or labeling changes mandated by the Food and Drug Administration ("FDA") can have a material impact on our results of operations.

         Required changes could be related to safety or effectiveness issues. With specific regard to safety, there have been instances within various product categories in which evidence of product tampering has occurred resulting in a costly product recall. We may also choose to recall products from time to time for reasons unrelated to safety, which recalls may be costly.

         MANY OF OVER-THE-COUNTER PHARMACEUTICAL PRODUCTS CONTAIN CHEMICALS THAT MAY BE USED ILLEGALLY. REGULATION MAY BE ENACTED TO COMBAT SUCH ILLEGAL USE OF SUCH CHEMICALS, WHICH COULD HAVE AN ADVERSE IMPACT ON OUR SALES OF SUCH PRODUCTS AND RESULTING INCOME.

         Certain states are enacting legislation in reaction to nationwide concerns over the control of chemicals that may be used illegally in the production of certain illicit drugs. In particular, pseudoephedrine, a chemical commonly found in many over-the-counter cold-flu products, can be used in the production of methamphetamine. This legislation may result in the removal of certain products from the retail shelf to a more controlled position of sale behind the pharmacy counter of a retailer. Additionally, such legislation may require special product packaging, enhanced recordkeeping and limits on the amount of product a consumer may purchase. We cannot predict whether further legislation will be passed or, if it is passed, its impact on future revenues from these products.

         OUR SUCCESS WILL BE DEPENDENT, IN LARGE PART, ON STORE BRAND GROWTH, WHICH IS NOT ENTIRELY WITHIN MANAGEMENT'S CONTROL. THERE CAN BE NO ASSURANCE THAT STORE BRAND PRODUCTS WILL GROW AND ANY SUCH FAILURE WOULD ADVERSELY IMPACT OUR SALES AND RESULTING FINANCIAL CONDITION.

         The growth of domestic store brand products such as Advil(R), Aleve(R), Anacin(R), Tylenol(R), Bufferin(R), Ecotrin(R), Motrin(R), Excedrin(R), Sominex(R), Sudafed(R), Comtrex(R), Sinutab(R), Dramamine(R), Actifed(R), Benadryl(R), Allerest(R), Tagament(R), Metamucil(R), and Citracel,(R) among other products(1), will be influenced by general economic conditions, which can influence consumers to switch to store brand products, consumer perception and acceptance of the quality of the products available, the development of new products, the market exclusivity periods awarded on prescription to over-the-counter switch products and our ability to grow our store brand market share. Branded pharmaceutical companies may use state and federal regulatory and legislative means to limit the use of brand equivalent products. Should store brand growth be limited by any of these factors, there could be a significant adverse impact on our operating results.

         THE COMPETITIVE PRESSURES WE WILL FACE COULD LEAD TO REDUCED DEMAND FOR OUR PRODUCTS IN FAVOR OF OUR COMPETITORS' PRODUCTS, WHICH COULD HARM OUR SALES, GROSS MARGINS AND PROSPECTS.

         The market for store brand over-the-counter pharmaceutical and health & beauty aid products is highly competitive. Store brand competition is based primarily on price, quality and assortment of products, customer service, marketing support and availability of new products. National brand companies and/or generic pharmaceutical companies could choose to compete more directly by manufacturing store brand products or by lowering the prices of national brand products. Due to the high degree of price competition, we may not be able to fully pass on cost increases to our customers. The inability to pass on future cost increases, the impact of direct store brand competitors and the impact of national brand companies lowering prices of their products or directly operating in the store brand market could have a material adverse impact on financial results. In addition, since our target business likely will sell health & beauty products through retail drug, supermarket and mass merchandise chains, we may experience increased competition in the health & beauty aid products business through alternative channels such as direct mail and direct sales as more consumers obtain products through these

-----------------------------
         (1) Such brand names, and other brand names mentioned in this prospectus, are registered marks of companies unrelated to Pharmamatrix.

channels. Future product line extensions, or deletions, could have a material impact on our financial position or results of operations.

         RETAILER CONSOLIDATION MAY ALSO ADVERSELY AFFECT OUR FINANCIAL POSITION OR RESULTS OF OPERATION.

         The impact of retailer consolidation could have an adverse impact on future sales growth. Should a large customer encounter financial difficulties, the exposure on uncollectible receivables and unusable inventory could have a material adverse impact on our financial position or results of operations.

         THIRD PARTY PATENTS AND OTHER INTELLECTUAL PROPERTY RIGHTS MAY LIMIT OUR ABILITY TO BRING NEW PRODUCTS TO MARKET AND MAY SUBJECT OUR TARGET BUSINESS TO POTENTIAL LEGAL LIABILITY. THE FAILURE TO BRING NEW PRODUCTS TO MARKET IN A TIMELY MANNER WITHOUT INCURRING LEGAL LIABILITY COULD CAUSE US TO LOSE MARKET SHARE AND OUR OPERATING RESULTS MAY SUFFER.

         Our target business' ability to bring new products to market will be limited by certain patent and trade dress factors including, but not limited to, the existence of patents protecting brand products for the Consumer Healthcare and Pharmaceuticals segments and the regulatory exclusivity periods awarded on products that have switched from prescription to OTC status. The cost and time to develop these prescription and switch candidate products is significantly greater than the rest of the new products that we may seek to introduce. Moreover, our future packaging of certain products could be subject to trade dress and design patent legal actions regarding infringement. Although we may design our products and packaging to avoid infringing upon any valid proprietary rights of national brand marketers, there can be no assurance that we will not be subject to such legal actions in the future.

         LACK OF AVAILABILITY OF, OR SIGNIFICANT INCREASES IN THE COST OF, RAW MATERIALS USED IN MANUFACTURING OUR TARGET BUSINESS' PRODUCTS COULD ADVERSELY IMPACT OUR PROFIT MARGINS AND OPERATING RESULTS.

         Supplies of certain raw materials, bulk tablets and finished goods purchased by us may be limited, or may be available from one or only a few suppliers. Should this situation occur, it can result in increased prices, rationing and shortages. In response to these problems we may try to identify alternative materials or suppliers for such raw materials, bulk tablets and finished goods. The nature of FDA restrictions placed on products approved through the Abbreviated New Drug Application ("ANDA") and New Drug Application ("NDA") process could substantially lengthen the approval process for an alternate material source. Certain material shortages and approval of alternate sources could adversely affect financial results.

         THE COSTS, BOTH FINANCIALLY AND IN REGARD TO MANAGEMENT ATTENTION, OF COMBATING LEGAL PROCEEDINGS COULD HAVE AN ADVERSE IMPACT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         From time to time, we and/or our subsidiaries may become involved in lawsuits arising from various commercial matters, including, but not limited to, competitive issues, contract issues, intellectual property matters, workers' compensation, product liability and regulatory issues such as Proposition 65 in California. Litigation tends to be unpredictable and costly. No assurance can be made that litigation will not have a material adverse effect on our financial position or results of operations in the future.

         TO PROTECT AGAINST VARIOUS POTENTIAL LIABILITIES, WE WILL NEED TO MAINTAIN A VARIETY OF INSURANCE PROGRAMS. SIGNIFICANT INCREASES IN THE COST OR DECREASES IN THE AVAILABILITY OF SUCH INSURANCE COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

         We will need to maintain insurance, including property, general and product liability, and directors' and officers' liability, to protect itself against potential loss exposures. Our target business, like other retailers, distributors and manufacturers of products that are ingested, is exposed to product liability claims in the event that, among other things, the use of its products results in injury. There is no assurance that product liability insurance will continue to be available to us at an economically reasonable cost or that our insurance will be adequate to cover liability that we might incur in connection with product liability claims. To the extent that losses occur, there could be an adverse effect on our financial results depending on the nature of the loss and the level of insurance coverage maintained by us. We cannot predict whether deductible or retention amounts will increase or whether coverage will be reduced in the future. From time to time, we may reevaluate and change the types and levels of insurance coverage that it purchases.

                       RISKS ASSOCIATED WITH THIS OFFERING

         BECAUSE OF THE SIGNIFICANT COMPETITION FOR BUSINESS COMBINATION OPPORTUNITIES, WE MAY NOT BE ABLE TO CONSUMMATE AN ATTRACTIVE BUSINESS COMBINATION WITHIN THE REQUIRED TIME FRAME.

         We expect to encounter intense competition from other entities having a business objective similar to ours, including leveraged buyout funds, hedge funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

         We will be limited by the requirement that our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. This requirement will prevent us from initially targeting smaller companies, even if we believe they are attractive candidates for acquisition.

         WE MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING, IF REQUIRED, TO COMPLETE A BUSINESS COMBINATION OR TO FUND THE OPERATIONS AND GROWTH OF THE TARGET BUSINESS, WHICH COULD COMPEL US TO RESTRUCTURE THE TRANSACTION OR ABANDON A PARTICULAR BUSINESS COMBINATION.

         Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

         OUR EXISTING STOCKHOLDERS, INCLUDING OUR OFFICERS AND DIRECTORS, CONTROL A SUBSTANTIAL INTEREST IN US AND THUS MAY INFLUENCE CERTAIN ACTIONS REQUIRING A STOCKHOLDER VOTE.


         Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming no exercise of the underwriters' over-allotment option). Accordingly, although our existing stockholders have agreed to vote in accordance with the majority with respect to a business combination presented to stockholders, we cannot assure you that our existing stockholders will not have considerable influence upon any other matters that may be presented to the stockholders.

         OUR EXISTING STOCKHOLDERS PAID AN AGGREGATE OF $25,000, OR APPROXIMATELY $0.02 PER SHARE, FOR THEIR SHARES AND, ACCORDINGLY, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE PURCHASE OF OUR COMMON STOCK.


         The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 27.83% or $1.67 per share (the difference between the pro forma net tangible book value per share of $4.33 and the initial offering price of $6.00 per unit).


         OUR OUTSTANDING WARRANTS MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK AND MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.

         In connection with this offering, as part of the units, we will be issuing warrants to purchase 10,666,668 shares of common stock (assuming no exercise of the underwriters' over-allotment option). We will also issue an option to purchase 426,667 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 426,667 shares of common stock and 853,334 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

         IF OUR EXISTING STOCKHOLDERS EXERCISE THEIR REGISTRATION RIGHTS, IT MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK AND THE EXISTENCE OF THESE RIGHTS MAY MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.

         Our existing stockholders are entitled to demand that we register, at our expense, the resale of their shares of common stock at any time after the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 1,333,335 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

         IF YOU ARE NOT AN INSTITUTIONAL INVESTOR, YOU MAY PURCHASE OUR SECURITIES IN THIS OFFERING ONLY IF YOU RESIDE WITHIN CERTAIN STATES AND MAY ENGAGE IN RESALE TRANSACTIONS ONLY IN THOSE STATES AND A LIMITED NUMBER OF OTHER JURISDICTIONS.


         We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, Florida, Hawaii, Illinois, New York and Rhode Island. If you are not an
"institutional investor," you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states' securities laws, you may engage in resale transactions only in these states and in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted.

This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled "State Blue Sky Information" appearing elsewhere in this prospectus.


         SINCE JESUP & LAMONT DOES NOT HAVE SIGNIFICANT EXPERIENCE AS A LEAD UNDERWRITER, WE CANNOT ASSURE YOU THAT IT WILL BE SUCCESSFUL.

         Jesup & Lamont does not have significant experience as a lead underwriter in public offerings and, therefore, much of the success of this offering depends on them. We may not be able to obtain sufficient research coverage from market analysts after the offering. The lack of such coverage may reduce or limit the market price, liquidity or trading volume of our units.

         THERE IS CURRENTLY NO MARKET FOR OUR SECURITIES AND A MARKET FOR OUR SECURITIES MAY NOT DEVELOP, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND PRICE OF OUR SECURITIES.

         There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

         Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

         WE INTEND TO HAVE OUR SECURITIES QUOTED ON THE OTC BULLETIN BOARD, WHICH WILL LIMIT THE LIQUIDITY AND PRICE OF OUR SECURITIES MORE THAN IF OUR SECURITIES WERE QUOTED OR LISTED ON THE NASDAQ STOCK MARKET OR A NATIONAL EXCHANGE.

         Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future, in which event the liquidity and price of our securities would be even more adversely impacted.

         IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY, WE MAY BE REQUIRED TO INSTITUTE BURDENSOME COMPLIANCE REQUIREMENTS AND OUR ACTIVITIES MAY BE RESTRICTED, WHICH MAY MAKE IT DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION.

         If we are deemed to be an investment company under the Investment Company Act of 1940, the nature of our investments and the issuance of our securities may be restricted, which may make it difficult for us to complete a business combination. In addition, we may have imposed upon us burdensome requirements, including:

         o    registration as an investment company;

         o    adoption of a specific form of corporate structure; and

         o reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

         We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in "government securities" with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the Act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

         IF OUR COMMON STOCK BECOMES SUBJECT TO THE PENNY STOCK RULES, BROKER DEALERS MAY EXPERIENCE DIFFICULTY IN COMPLETING CUSTOMER TRANSACTIONS AND TRADING ACTIVITY IN OUR SECURITIES MAY BE ADVERSELY AFFECTED.

              If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

         o make a special written suitability determination for the purchaser;

         o receive the purchaser's written agreement to a transaction prior to sale;

         o provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

         o obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

              If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

         BECAUSE OUR INITIAL STOCKHOLDERS' INITIAL EQUITY INVESTMENT WAS ONLY $25,000, OUR OFFERING MAY BE DISALLOWED BY STATE ADMINISTRATORS THAT FOLLOW THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC. STATEMENT OF POLICY ON DEVELOPMENT STAGE COMPANIES.

         Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our promoters' initial investment of $25,000 is less than the required $4,610,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

                                 USE OF PROCEEDS


         We have agreed to bear all fees, disbursements and expenses in connection with this offering. We estimate that the net proceeds of this offering will be as set forth in the following table:



                                                                   WITHOUT OVER-ALLOTMENT           OVER-ALLOTMENT OPTION
                                                                           OPTION                         EXERCISED
                                                                  --------------------------    ------------------------------
GROSS PROCEEDS                                                              $ 32,000,004            $ 36,800,004

OFFERING EXPENSES (1)

  Underwriting discount (5% of gross proceeds)                                 1,600,000               1,840,000

  Legal fees and expenses (including blue sky services                           295,000                 295,000
  and expenses)

  Miscellaneous expenses
                                                                                  20,279                  20,279

  Printing and engraving expenses                                                 50,000                  50,000

  Accounting fees and expenses                                                    25,000                  25,000

  SEC registration fee                                                            12,554                  12,554

  NASD registration fee                                                           11,167                  11,167

NET PROCEEDS

  Held in trust                                                               28,760,000              33,074,000

  Not held in trust                                                            1,226,004               1,472,004
                                                                            ------------            ------------

  Total net proceeds                                                        $ 29,986,004            $ 34,546,004

USE OF NET PROCEEDS NOT HELD IN TRUST (2)

Due diligence of prospective target businesses                              $    130,000                  (10.60%)

Legal, accounting and other expenses attendant to the due                        500,000                  (40.78%)
  diligence investigations, structuring and negotiation
  of a business combination and the preparation and
  filing of the related proxy statement

Director & officer liability insurance                                           200,000                  (16.31%)

Payment of administrative fee to Pharmamatrix, Inc.                              180,000                  (14.86%)
  ($7,500 per month for two years)


Payment of fee to independent directors                                           24,000                   (1.96%)
  ($12,000 per year for two years)


Legal and accounting fees relating to SEC reporting                               50,000                   (4.08%)
  obligations


Working capital to cover miscellaneous expenses and
  reserves                                                                       142,004                  (11.59%)
                                                                            ------------            ------------

Total                                                                       $  1,226,004                  (100.0%)
                                                                            ------------            ------------


(1) A portion of the offering expenses, including the SEC and NASD filing fees and approximately $35,000 of legal and accounting fees, have been paid from the $100,000 of funds loaned to us by members of our management described below. These funds will be repaid from the gross proceeds of this offering.


(2) These expenses are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.

         $28,760,000, or $33,074,000 if the underwriters' over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

         The payment to Pharmamatrix, Inc., an affiliate of Norman M. Meier, our Chief Executive Officer, of a monthly fee of $7,500 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space in Hollywood, Florida. This arrangement is being agreed to by Pharmamatrix, Inc. for our benefit and is not intended to provide Mr. Meier compensation in lieu of a salary. We believe, based on rents and fees for similar services in the South Florida area, that the fee charged by Pharmamatrix, Inc. is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee.

         We intend to use the excess working capital (approximately $1,226,000) for director and officer liability insurance premiums (approximately $200,000) with the balance of $1,026,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

         It is also possible that we could use a portion of such excess working capital to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. We believe the net proceeds from the offering will be sufficient to fund the evaluation, negotiation and other expenses attendant to consummating a business combination even if we make such a payment. However, in the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

         In the event we consummate a business combination, we will pay Jesup & Lamont an investment banking fee equal to 2% of the gross proceeds of this offering, including any proceeds we receive as a result of the exercise of the underwriters' over-allotment option.

         To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended may be used to finance the operations of the target business.


         Messrs. Meier, Girgenti, Blue, Lane and Pietrangelo, all of our officers and five of our directors, have advanced to us a total of $100,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal and accounting fees and expenses. The loans will be payable without interest on the earlier of one year from the date of issuance or the consummation of this offering. The loans will be repaid out of the proceeds of this offering.


         The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will only be invested in United States "government securities," defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of these net proceeds during this period may be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

         We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

         Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay Pharmamatrix, Inc. the fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind (including finder's and consulting fees) will be paid to any of our existing stockholders, our officers or directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust fund, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. The future role of our officers and directors and their respective remuneration, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that certain members of our management team will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business. The ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

         A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

                                    DILUTION

         The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.


         At September 30, 2005, our net tangible book value was approximately $(49,149), or approximately $(0.04) per share of common stock. After giving effect to the sale of 5,333,334 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2005 would have been $24,246,717 or approximately $4.33 per share, representing an immediate increase in net tangible book value of $4.37 per share to the existing stockholders and an immediate dilution of $1.67 per share or approximately 27.83% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $5,749,124 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.


         The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:


Public offering price                                             $         6.00

Net tangible book value before this offering         $ (0.04)

Increase attributable to new investors                  4.37
                                                     --------

Pro forma net tangible book value after
  this offering                                                             4.33
                                                                 ---------------

Dilution to new investors                                         $         1.67
                                                                 ===============


         The following table sets forth information with respect to our existing stockholders and the new investors:


                                                 SHARES PURCHASED                  TOTAL CONSIDERATION              AVERAGE
                                                -----------------                  -------------------             PRICE PER
                                             NUMBER         PERCENTAGE          AMOUNT          PERCENTAGE           SHARE
                                          ------------     -------------   ---------------    --------------    --------------

Existing stockholders                     1,333,335         20.0%            $    25,000             0.0757%      $       0.02

New investors                             5,333,334         80.0%            $32,000,004            99.9243%      $       6.00
                                          ------------     -------------   ---------------    --------------     -------------
                                          6,666,669        100.0%            $32,025,004                100%
                                          ============     =============   ===============    ==============


         The pro forma net tangible book value after the offering is calculated as follows:



Numerator:

   Net tangible book value before this offering                $     (49,149)

   Proceeds from this offering                                    29,986,004

   Offering costs paid in advance and excluded
      from net tangible book value before this offering               58,986

   Less: Proceeds held in trust subject to conversion
      to cash ($28,760,000 x 19.99%)                              (5,749,124)
                                                               --------------
                                                               $  24,246,717
                                                               ==============


Denominator:

   Shares of common stock outstanding prior to this offering      1,333,335

   Shares of common stock included in the units offered           5,333,334

   Less: Shares subject to conversion (5,333,334 x 19.99%)       (1,066,133)
                                                                 ------------
                                                                  5,600,536
                                                                 ============

                                 CAPITALIZATION


         The following table sets forth our capitalization at September 30, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:




                                                                                                          September 30, 2005
                                                                                                   ---------------------------------
                                                                                                      Actual            As Adjusted
Total debt                                                                                         $    130,000        $        --
                                                                                                   ------------        ------------

Common stock, $.0001 par value, -0- and 1,066,133 shares which
are subject to possible conversion, shares at conversion value                                             --             5,749,124
                                                                                                   ------------        ------------

Stockholders' equity:

Preferred stock, $.0001 par value, 1,000,000 shares
authorized; none issued or outstanding                                                                     --                  --

Common stock, $.0001 par value, 70,000,000 shares authorized; 1,333,335 shares issued and outstanding; 5,600,536 shares issued and outstanding (excluding
1,066,133 shares subject to
possible conversion), as adjusted                                                                           133                 560

Additional paid-in capital                                                                               24,867          24,261,320

Deficit accumulated during the development stage                                                        (15,163)            (15,163)
                                                                                                   ------------        ------------

Total stockholders' equity                                                                                9,837          24,246,717
                                                                                                   ------------        ------------

Total capitalization                                                                               $    139,837        $ 29,995,841
                                                                                                   ============        ============


         If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         We were formed on May 13, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

         o    may significantly reduce the equity interest of our stockholders;

         o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of our present officers and directors; and

         o may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

         o default and foreclosure on our assets if our operating income and other resources after a business combination were insufficient to pay our debt obligations;

         o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

         o our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

         o our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

         We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.



         We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $414,000 and underwriting discounts of approximately ($1,600,000), will be approximately $29,986,004, or $34,546,004 if the underwriters' over-allotment option is exercised in full. Of this amount, $28,760,000, or $33,074,000 if the underwriters' over-allotment option is exercised in full, will be held in trust and the remaining $1,226,004, or $1,472,004 if the underwriters' over-allotment option is exercised in full, will not be held in trust. We will use substantially all of the net proceeds of this offering not being held in trust to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and consummate the business combination. To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account, as well as any other net proceeds not expended, might be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $130,000 of expenses for the due diligence and investigation of a target business, $500,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination (including the costs of obtaining stockholder approval), $180,000 for the administrative fee payable to Pharmamatrix, Inc. ($7,500 per month for two years), $24,000 for fees to our independent directors, $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $342,004 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $200,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required to operate our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a financing simultaneously with the consummation of a business combination.


         We are obligated, commencing on the date of this prospectus, to pay to Pharmamatrix, Inc., an affiliate of Norman M. Meier, a monthly fee of $7,500 for certain administrative, technology and secretarial services, as well as the use of certain limited office space in Hollywood, Florida. In addition, in May, 2005, Messrs. Meier, Girgenti, Blue, Lane and Pietrangelo advanced a total of $100,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of one year from the date of issuance or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

         We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 426,667 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants underlying this option are exercisable at $6.25 per share (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination or one year from the date of this prospectus and expiring four years from the date of this prospectus.

                                PROPOSED BUSINESS

INTRODUCTION

         We are a recently organized Delaware corporation incorporated on May 13, 2005 in order to serve as a vehicle for the acquisition of an operating business. We intend to focus on companies and/or high volume brands in the over-the-counter ("OTC") pharmaceutical and health & beauty aids industries.

         Our management team has extensive experience in the pharmaceutical industry as pharmacists, businessmen and/or entrepreneurs. Norman M. Meier, our Chief Executive Officer, currently serves as the Chief Executive Officer of Pharmamatrix, Inc., a medical marketing and advertising company providing marketing services to multinational companies, and Steven Girgenti, our Chairman, currently serves as the Worldwide Chairman and Chief Executive Officer of Ogilvy Healthworld, an operating unit of Ogilvy & Mather which is a wholly-owned subsidiary of The WPP Group, a publicly traded company. Moreover, most of our management has spent all of their respective careers in the pharmaceutical industry. Two are pharmacists by education and one has owned pharmacies. All have had significant success as entrepreneurs in the pharmaceutical industry.

         Based upon management's extensive experience in the target industries, we believe that companies and/or high volume brands involved in the OTC pharmaceutical and health & beauty aids industries represent attractive acquisition targets for a number of reasons, including:

              o WE BELIEVE THE IMPENDING EXPIRY OF THE PATENTS COVERING SEVERAL MAJOR PRESCRIPTION DRUGS MAY ENCOURAGE PHARMACEUTICAL COMPANIES TO LOOK TOWARDS THE OTC MARKET FOR REVENUE PROTECTION AND LIFECYCLE EXTENSION FOR THEIR MAJOR PRODUCTS. Although certain sectors of the OTC market are maturing, we believe growth opportunities exist in emerging markets, possible product switches and novel indications. As self-medication is more widely adopted and healthcare payers seek to contain costs, it is our belief the OTC market is set for significant future growth.

              o WE BELIEVE THE OTC PHARMACEUTICAL INDUSTRY GENERALLY HAS LOWER MARGINS. Based upon management's extensive experience in the target industries, we believe as compared with prescription products, products switched to OTC status have lower margins; however, producers often sell larger volumes of marketed OTC products. Further, we believe popular consumer medications can have longer shelf lives which further bolsters margins by minimizing waste.

         Moreover, it is our belief the aging of the baby boomer generation, the lengthening of the average life expectancy, the increase in prescription-to-OTC switches, and a shift in consumer attitude towards healthcare will be key drivers supporting the trend towards self-medication and increase the potential for OTC pharmaceuticals. In parallel with these trends, we believe government and third party payers, in an effort to rein in prescription drug spending, will continue to promote the usage of OTC drugs. In the U.S. Health and Beauty Aids ("HBA") market as well as the growing ethnic health and beauty aids segment, it is our belief sales for cosmetics, toiletries, skincare, haircare, and bodycare products will continue to show growth given rising consumer preoccupation with physical appearance, where looking and feeling good is an integral element to a sense of well being. Shifting age demographics also have been vitally important in driving HBA growth. The diminishing birth rate has directly and negatively impacted babycare, while the growth of the aging population has positively affected cosmetics and toiletries.

         Similarly, based upon management's extensive experience in the target industries, we believe the trend in the above-average growth in the number of elderly persons affects OTC medications. The Census Bureau projects that in the United States, the over 65 segment will expand by about 79% from 2002 through 2005, largely reflecting aging baby boomers (those born between 1946 and 1964). Over the same period, the total US population is expected to grow only 21%.

         The OTC/HBA market continues to show strong growth. In 2004, OTC sales in the US increased by 2.7% when compared to the previous year with sales approaching $35 billion. HBA sales were placed at over $30 billion in 2004.

         In the US, there are currently 80 therapeutic categories of OTC drugs covering a wide range of health conditions. In total, there are approximately 100,000 OTC drug products marketed in the US. Whereas patent protection is an important consideration for prescription drugs, based upon management's extensive experience in the target industries, we believe the success of OTC/HBA products is more closely linked to brand name recognition and promotion.

         Based upon management's extensive experience in the target industries, we believe OTC products face more straightforward, free market forces of supply and demand. Non-prescription drug manufacturers for the most part do not have nearly the requirements for funding R&D programs since the FDA assures consumer safety of OTCs by requiring manufacturers to meet "Monograph" standards, thereby reducing product risks. "Monographs" provide formulation, labeling and advertising guidelines to OTC marketers and ensure that OTC products are properly labeled and that their benefits outweigh their risks.

EFFECTING A BUSINESS COMBINATION

         GENERAL

         We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors in this offering will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable, which would subject us to the numerous risks inherent in such companies.



         In determining the size and nature of this offering, management held customary organizational meetings with Jesup & Lamont, both prior to inception of the Company and thereafter, with respect to the state of capital markets, generally, and the amount Jesup & Lamont believed it reasonably could raise on behalf of the Company given the Company's proposed target industries. At no time during these organizational meetings and thereafter were potential target businesses or acquisitions discussed. Although neither management nor any of management's agents, representatives or affiliates has conducted any research or taken any measures, directly or indirectly, to locate or contact a target business or independently research recent transactions in the target industries, management believes that companies and/or high volume brands that have high valuations generally are acquisition candidates for larger and more established companies that have both research and development capabilities and the ability leverage existing pipelines and distribution channels. Accordingly, management believes, based upon the broad range of potential targets and financing options (as described below) available, that it would be able to pursue either spin-offs from such larger third party transactions or smaller companies and/or high volume brands with attractive valuations that are in need of a new experienced management team. While neither management nor any of management's agents, representatives or affiliates has conducted any research or taken any measures, directly or indirectly, to locate or contact a target business, based upon management's extensive experience both operating and acquiring companies in the target industries, management believes that the size of the offering, and the amount to be held in trust, is adequate, especially when combined with the potential issuance of additional equity and/or debt securities, to acquire a company and/or high volume brand in the OTC pharmaceutical and health & beauty aids industries. In fact, management believes that whether it solely applies, as acquisition consideration, the proceeds of the trust, combines such proceeds with additional equity securities, or raises additional acquisition consideration through the issuance and sale of debt securities, it will be able to complete a business combination with a company whose fair market value is equal to at least 80% of the Company's net assets.

         WE HAVE NOT IDENTIFIED A TARGET BUSINESS


         To date, we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any acquisition candidate for us. Neither we nor any of our agents, representatives, or affiliates have conducted any research or taken any measures, directly or indirectly, to locate or contact a target business. Subject to the limitation that a target business has a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.


         None of our officers, directors, stockholders, or anyone on their behalf, has identified any acquisition candidates for us. We have not contacted any prospective target businesses or had any substantive discussions, formal or otherwise, with respect to such a transaction.

         SOURCES OF TARGET BUSINESSES

         We anticipate that our officers and directors as well as their affiliates will bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation.


         Target business candidates may also be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, leveraged buyout funds, hedge funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts and who may present solicited or unsolicited proposals. We have engaged Jesup & Lamont to act as our investment banker in connection with our business combination. We will pay Jesup & Lamont a cash fee at the closing of our business combination for assisting us in structuring and negotiating the terms of the transaction equal to 2% of the gross proceeds raised in this offering, including any proceeds we receive as a result of the exercise of the underwriters' over-allotment option.


         We may pay finders' fees or compensation to third parties for their efforts in introducing us to potential target businesses which we would negotiate at the time. Such payments, which are typically based on the dollar value of the transaction, could be paid to entities we engage for this purpose or ones that approach us on an unsolicited basis. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors, or existing stockholders will receive any finder's fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

         SELECTION OF A TARGET BUSINESS AND STRUCTURING OF A BUSINESS
COMBINATION

         Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

          o    financial condition and results of operation;

          o    cash flow potential;

          o    growth potential;

          o experience and skill of management and availability of additional personnel;

          o    capital requirements;

          o    competitive position;

          o    barriers to entry by competitors;

          o    stage of development of the products, processes or services;

          o security measures employed to protect technology, trademarks or trade secrets;

          o degree of current or potential market acceptance of the products, processes or services;

          o proprietary features and degree of intellectual property or other protection of the products, processes or services;

          o regulatory environment of the industry; and o costs associated with effecting the business combination.

         These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

         The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder's, consulting or similar fees to any of our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

         FAIR MARKET VALUE OF TARGET BUSINESS

         The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

         POSSIBLE LACK OF BUSINESS DIVERSIFICATION

         While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps two, business combinations. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

         o subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

         o result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

         LIMITED ABILITY TO EVALUATE THE TARGET BUSINESS' MANAGEMENT

         Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors and their respective remuneration, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that certain members of our management team will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business. The ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

         Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that the managers we hire will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

         OPPORTUNITY FOR STOCKHOLDER APPROVAL OF BUSINESS COMBINATION

         Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.



         In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, and the underwriters have agreed to vote all of their respective shares of common stock then owned by them in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.


         CONVERSION RIGHTS

         At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $5.39 or $0.61 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust fund. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their conversion rights.


         LIQUIDATION IF NO BUSINESS COMBINATION

         If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.


         If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $5.39 or $0.61 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Messrs. Meier, Girgenti, Blue, Lane and Pietrangelo have agreed pursuant to agreements with us and Jesup & Lamont that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time. It is our intention that all vendors, prospective target businesses and other entities that we engage will execute agreements with us waiving any right to the monies held in the trust account. If any third party refused to execute an agreement waiving such claims, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or in cases where management does not believe it would be able to find a provider of required services willing to provide the waiver. We cannot assure you, however, that they would be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not consummated with such prospective target businesses, or for claims from any other entity other than vendors.

Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $5.39, plus interest, due to claims of creditors.

         If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

         Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

COMPETITION

         In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us. Further:

         o our obligation to seek stockholder approval of a business combination may delay or threaten the completion of a transaction;

         o our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

         o our outstanding warrants and option, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.


         Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately-held entity, our status as a well-financed public entity and the substantial industry expense of any officers may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.


         If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

FACILITIES

         We maintain our executive offices at 934 S. South Lake Drive, Hollywood, Florida 33019. Pharmamatrix, Inc. has agreed to provide us with certain administrative, technology and secretarial services, as well as the use of certain limited office space at this location at a cost of $7,500 per month pursuant to a letter agreement between us and Pharmamatrix, Inc. We believe, based on rents and fees for similar services in the South Florida area, that the $7,500 fee is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

EMPLOYEES

         We have four executive officers. These individuals are not obligated to devote any minimum number of hours to our matters as the nature of identifying and negotiating with a target business may require extensive time commitments at certain stages and very little at others. However, these individuals intend to devote as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate as well as the stage of a potential business combination. We expect Messrs. Meier, Girgenti, Lane and Blue to devote an average of approximately ten hours per week to our business during the target identification stage, and close to full time during due diligence and negotiation of a business combination. We do not intend to have any full time employees prior to the consummation of a business combination.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

         We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

         We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

         We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2006. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

LEGAL PROCEEDINGS

         To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

COMPARISON TO OFFERINGS OF BLANK CHECK COMPANIES

         The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.


                                            TERMS OF OUR OFFERING              TERMS UNDER A RULE 419 OFFERING
ESCROW OF OFFERING PROCEEDS         $28,760,000 of the net offering         $26,496,004 of the offering proceeds
                                    proceeds will be deposited into a       would be required to be deposited
                                    trust account at JPMorganChase NY       into either an escrow account with an
                                    Bank maintained by Continental Stock    insured depositary institution or in
                                    Transfer & Trust Company.               a separate bank account established
                                                                            by a broker-dealer in which the
                                                                            broker-dealer acts as trustee for
                                                                            persons having the beneficial
                                                                            interests in the account.
                                    The $28,760,000 of net offering
INVESTMENT OF NET PROCEEDS          proceeds held in trust will only be     Proceeds could be invested only in
                                    invested in U.S. "government            specified securities such as a money
                                    securities," defined as any Treasury    market fund meeting conditions of the
                                    Bills issued by the United States       Investment Company Act of 1940 or in
                                    having a maturity of 180 days or less   securities that are direct
                                    or in money market funds meeting        obligations of, or obligations
                                    certain conditions under Rule 2a-7      guaranteed as to principal or
                                    promulgated under the Investment        interest by, the United States.
                                    Company Act of 1940.


LIMITATION ON FAIR VALUE OR NET     The initial target business that we     We would be restricted from acquiring
ASSETS OF TARGET BUSINESS           acquire must have a fair market value   a target business unless the fair
                                    equal to at least 80% of our net        value of such business or net assets
                                    assets at the time of such              to be acquired represented at least
                                    acquisition.                            80% of the maximum offering proceeds.

                                            TERMS OF OUR OFFERING              TERMS UNDER A RULE 419 OFFERING
TRADING OF SECURITIES ISSUED        The units may commence trading on or    No trading of the units or the
                                    promptly after the date of this         underlying common stock and warrants
                                    prospectus.  The common stock and       would be permitted until the
                                    warrants comprising the units will      completion of a business combination.
                                    begin to trade separately within the    During this period, the securities
                                    first 20 trading days following the     would be held in the escrow or trust
                                    earlier to occur of the exercise in     account.
                                    full or expiration of the
                                    underwriters' over-allotment option,
                                    provided we have filed with the SEC a
                                    Current Report on Form 8-K, which
                                    includes an audited balance sheet
                                    reflecting our receipt of the
                                    proceeds of this offering, including
                                    any proceeds we receive from the
                                    exercise of the over-allotment
                                    option, if such option is exercised
                                    prior to the filing of the Form 8-K.
                                    If the over-allotment option is
                                    exercised following the initial
                                    filing of such Form 8-K, an amended
                                    Form 8-K will be filed to provide
                                    updated financial information to
                                    reflect the exercise of the
                                    over-allotment option.

EXERCISE OF THE WARRANTS            The warrants cannot be exercised        The warrants could be exercised prior
                                    until the later of the completion of    to the completion of a business
                                    a business combination and one year     combination, but securities received
                                    from the date of this prospectus and,   and cash paid in connection with the
                                    accordingly, will be exercised only     exercise would be deposited in the
                                    after the trust account has been        escrow or trust account.
                                    terminated and distributed.

                                            TERMS OF OUR OFFERING              TERMS UNDER A RULE 419 OFFERING
ELECTION TO REMAIN AN INVESTOR      We will give our stockholders the       A prospectus containing information
                                    opportunity to vote on the business     required by the SEC would be sent to
                                    combination. In connection with         each investor. Each investor would be
                                    seeking stockholder approval, we will   given the opportunity to notify the
                                    send each stockholder a proxy           company, in writing, within a period
                                    statement containing information        of no less than 20 business days and
                                    required by the SEC. A stockholder      no more than 45 business days from
                                    following the procedures described in   the effective date of the
                                    this prospectus is given the right to   post-effective amendment, to decide
                                    convert his or her shares into his or   whether he or she elects to remain a
                                    her pro rata share of the trust         stockholder of the company or require
                                    account. However, a stockholder who     the return of his or her investment.
                                    does not follow these procedures or a   If the company has not received the
                                    stockholder who does not take any       notification by the end of the 45th
                                    action would not be entitled to the     business day, funds and interest or
                                    return of any funds.                    dividends, if any, held in the trust
                                                                            or escrow account would automatically
                                                                            be returned to the stockholder.
                                                                            Unless a sufficient number of
                                                                            investors elect to remain investors,
                                                                            all of the deposited funds in the
                                                                            escrow account must be returned to
                                                                            all investors and none of the
                                                                            securities will be issued.

BUSINESS COMBINATION DEADLINE       A business combination must occur       If an acquisition has not been
                                    within 18 months after the              consummated within 18 months after
                                    consummation of this offering or        the effective date of the initial
                                    within 24 months after the              registration statement, funds held in
                                    consummation of this offering if a      the trust or escrow account would be
                                    letter of intent, agreement in          returned to investors.
                                    principle or definitive agreement
                                    relating to a prospective business
                                    combination was entered into prior to
                                    the end of the 18-month period.

RELEASE OF FUNDS                    The proceeds held in the trust          The proceeds held in the escrow
                                    account will not be released until      account would not be released until
                                    the earlier of the completion of a      the earlier of the completion of a
                                    business combination and our            business combination or the failure
                                    liquidation upon failure to effect a    to effect a business combination
                                    business combination within the         within the allotted time.
                                    allotted time.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Our current directors and executive officers are as follows:

                  NAME                             AGE                                  POSITION
------------------------------------------    ---------------    -------------------------------------------------------
Norman M. Meier ..........................          66           Chief Executive Officer and Director

Steven Girgenti ..........................          60           Executive Chairman of the Board

Harold S. Blue ...........................          44           Chief Financial Officer and Vice Chairman of the Board

Shephard Lane ............................          63           General Counsel, Secretary and Director

Michael A. Pietrangelo ...................          62           Director

Randolph A. Pohlman, Ph.D. ...............          61           Director

Jack A. Smith ............................          69           Director


         NORMAN M. MEIER has been Chief Executive Officer and a Director of the Company since May 2005. Mr. Meier currently is Chief Executive Officer of Pharmamatrix, Inc., a medical marketing and advertising company providing marketing services to multinational companies. From December 1986 until November 1999, Mr. Meier was President, Chief Executive Officer and a Director of Columbia Laboratories, Inc., a publicly-traded corporation in the pharmaceuticals business. Mr. Meier has also held senior marketing and sales positions at several pharmaceutical and life science companies and medical advertising agencies. He was Vice President of Sales and Marketing for Key Pharmaceuticals from 1971 until 1976 and served as a consultant for Key Pharmaceuticals until 1986. Mr. Meier has been a director of Universal Insurance Holdings, Inc. since July 1992.


         STEVEN GIRGENTI has been Executive Chairman of the Board of Directors of the Company since May 2005. Mr. Girgenti currently is the Worldwide Chairman and Chief Executive Officer of Ogilvy Healthworld, a leading global provider of strategic marketing and communication services to healthcare companies. Prior to founding Healthworld in 1986, Mr. Girgenti held various positions in marketing research, product management, new product planning, and commercial development for companies such as Bristol-Meyers Squibb, Carter Wallace and Dupont. Mr. Girgenti is Vice Chairman of the Board of Governors for Mount Sinai Hospital's Prostate Disease and Research Center in New York City and he is also a Director on the following company Boards: ArrowVision, a media company specializing in direct-to-patient advertising, and Pharmacon International, a firm dedicated to pharmacoeconomics and disease management.


         HAROLD S. BLUE has been Vice Chairman of the Board of Directors of the Company since May 2005. From July 2004 to the present, Mr. Blue has been serving as CEO and a director of Inoveris, LLC. From January 2002 until November 2004, Mr. Blue served as a Partner and President of Commonwealth Group Holding, Inc., an investment and merchant bank. From January 2001 until January 2002, Mr. Blue was a business consultant to Commonwealth Associates, L.P. From February 1993 to December 2000, Mr. Blue served as Chairman and CEO of ProxyMed, Inc., a healthcare information systems company. From 1990 to 1993, Mr. Blue was founder and CEO of Health Services, Inc., a physician practice management company, which was sold to InPhyNet Medical Management, Inc. From 1984 to 1988, Mr. Blue was the founder and President of Best Generics, a generic pharmaceutical distributor, which was sold to IVAX Corporation in 1988 at which time Mr. Blue joined IVAX as a director. From 1979 to 1984 he was the founder and CEO of Budget Drugs, a pharmacy chain in South Florida. He also has been a director of over 15 publicly traded companies and currently sits on the Board of Notify Technology Corporation, a provider of messaging services and products and Inoveris.

         SHEPHARD LANE has been General Counsel, Secretary and a Director of the Company since May 2005. Mr. Lane is a partner in the law firm of Slatt & Lane, New York, New York, admitted to practice law in the State of New York, where the firm has principally practiced corporate, insurance and commercial law, and general litigation with an emphasis on corporate guidance for companies in financial services, pharmaceuticals, manufacturing, computer science and technology. Mr. Lane currently sits on the board of DataTreasury Corporation.

         MICHAEL A. PIETRANGELO has been a Director of the Company since May 2005. Mr. Pietrangelo is of Counsel in the Memphis, Tennessee law firm of Pietrangelo Cook PLC, which he joined in February 1998. Previously, Mr. Pietrangelo was President of Johnson Products Co., a subsidiary of IVAX Corporation that manufactured and sold cosmetic and health and beauty care products, principally intended for the African-American consumer. Mr. Pietrangelo also has held a number of executive positions in the consumer products industry at Schering-Plough Corporation, including President of the Personal Care Products Group, and has served as President and Chief Operating Officer of Western Publishing Group, Inc. and President and Chief Executive Officer of Cleo, Inc., a subsidiary of Gibson Greetings, Inc. Mr. Pietrangelo also serves on the Board of Directors of Medicis Pharmaceutical Corporation, a New York Stock Exchange company, and R.A.B. Holdings, Inc., a specialty food business.

         RANDOLPH A. POHLMAN has been a Director of the Company since May 2005. Since 1995, Dr. Pohlman has served as the Dean of the H. Wayne Huizenga School of Business and Entrepreneurship at Nova Southeastern University. Prior to his arrival at Nova Southeastern University, Dr. Pohlman served as a senior executive at Koch Industries, the second-largest privately held company in the United States, from 1990 to 1995. Prior to his tenure at Koch Industries, Dr. Pohlman was associated with Kansas State University (KSU), where for fourteen years, he served KSU in a variety of administrative and faculty positions, including holding the L.L. McAninch Chair of Entrepreneurship and Dean of the College of Business. Dr. Pohlman also served as a Visiting Research Scholar at the University of California, Los Angeles in 1983, and was a member of the Executive Education Advisory Board of the Wharton School of the University of Pennsylvania. Dr. Pohlman currently sits on the boards of Viragen, Inc. and Clark, Inc.

         JACK A. SMITH has been a Director of the Company since May 2005. In 1999, Mr. Smith retired as Chairman of The Sports Authority, Inc., a national sporting goods chain, which he founded in 1987. Prior to founding The Sports Authority, Mr. Smith held various executive management positions with major national retailers, including Herman's Sporting Goods (Chief Operating Officer), Sears, Roebuck and Co. and Montgomery Ward & Co. Mr. Smith currently serves as a director for Darden Restaurants, Inc. and Compex Technologies.


         Each independent director will receive cash compensation equal to $2,500 per calendar quarter payable at the beginning of each quarter. In addition, each independent director will be given an option to acquire 34,000 shares of our common stock at an exercise price of $6.00 per share. Such option will vest over three years, subject to their continued service from the date of such option grant.


EXECUTIVE COMPENSATION

         No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Pharmamatrix, Inc., an affiliate of Mr. Meier, a fee of $7,500 per month for providing us with certain administrative, technology and secretarial services, as well as the use of certain limited office space in Hollywood, Florida. However, this arrangement is solely for our benefit and is not intended to provide these individuals compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. No other executive officer or director has a relationship with or interest in Pharmamatrix, Inc. Other than this $7,500 per-month fee, no compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than by Messrs. Pohlman and Smith, our "independent" directors, or a court of competent jurisdiction if such reimbursement is challenged.

CONFLICTS OF INTEREST

         Potential investors should be aware of the following potential conflicts of interest:

         o None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

         o In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the section entitled "Directors and Executive Officers."

         o Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

         o Since our directors own shares of our common stock, and may own warrants, which will be worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination on a timely basis and securing the release of their stock.

         With respect to potential conflicts relating to potential business combinations, in general, prior to availing themselves personally of a business opportunity, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to the subject corporation if:

         o    the corporation could financially undertake the opportunity;

         o    the opportunity is within the corporation's line of business; and

         o it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

         Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

         In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to our company under Delaware law.

         In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. While a director with such a conflict may decide to recuse himself, we cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

         In connection with the stockholder vote required to approve any business combination, all of our initial stockholders and the underwriters have agreed to vote the shares of common stock owned by them in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our initial stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares in favor of a business combination. Accordingly, any shares of common stock acquired by existing stockholders in the open market will not have the same right to vote with respect to a potential business combination. Additionally, our existing stockholders will not have conversion rights with respect to shares acquired during or subsequent to this offering.

In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering and not with respect to any shares acquired in the open market.

         To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. We expect that any such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination.

PRIOR INVOLVEMENT OF PRINCIPALS IN BLANK CHECK COMPANIES

         None of our executive officers or directors has been involved as a principal in any other blank check companies.

                             PRINCIPAL STOCKHOLDERS



         The following table sets forth information regarding the beneficial ownership of our common stock as of November 9, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming the persons listed below do not purchase units in this offering), by:



         o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

         o    each of our officers and directors; and

         o    all our officers and directors as a group.

         Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.


                                                   AMOUNT AND NATURE OF      APPROXIMATE PERCENTAGE OF OUTSTANDING
                                                   BENEFICIAL OWNERSHIP                   COMMON STOCK

NAME AND ADDRESS OF BENEFICIAL OWNER                                         BEFORE OFFERING       AFTER OFFERING

Norman M. Meier(1) ............................           266,667                  20%                   4%

Steven Girgenti(1) ............................           266,667                  20%                   4%

Harold S. Blue(1) .............................           266,667                  20%                   4%

Shephard Lane(1) ..............................           266,667                  20%                   4%

Michael A. Pietrangelo(1) .....................           266,667                  20%                   4%

Randolph A. Pohlman, Ph.D.(2) .................             -0-                     *                    *

Jack A. Smith(2) ..............................             -0-                     *                    *

All directors and executive officers as a
group (7 individuals) .........................         1,333,335                 100%                  20%

*   Denotes less than 1%.


(1) The business address of each of such individuals is 934 S. South Lake Drive, Hollywood, Florida 33019.


(2) Does not include options to acquire 34,000 shares of our common stock at an exercise price of $6.00 per share.

         Messrs. Meier, Girgenti, Blue, Lane and Pietrangelo representing all of our existing stockholders, officers and five of our directors, may, at their sole discretion, purchase units in the offering. They are not, however, obligated to do so and we do not have any agreements or arrangements with these individuals requiring them to purchase such securities. Assuming these securities are not purchased, immediately after this offering, these individuals, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

         All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

         o 12 months following the date of the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business; and

         o    our liquidation.

         During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit or to affiliated companies, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

         Messrs. Meier, Girgenti, Blue, Lane and Pietrangelo may be deemed to be our "parents" and "promoters," as these terms are defined under the Federal securities laws.

                              CERTAIN TRANSACTIONS

         On May 13, 2005, we issued 1,333,335 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.02 per share, as follows:

NAME                              NUMBER OF SHARES                      RELATIONSHIP TO US
------------------------          ----------------        -------------------------------------------------------
Norman M. Meier ..............         266,667            Chief Executive Officer, Director

Steven Girgenti ..............         266,667            Executive Chairman of the Board

Harold S. Blue ...............         266,667            Chief Financial Officer and Vice Chairman of the Board

Shephard Lane ................         266,667            General Counsel, Secretary, Director

Michael A. Pietrangelo .......         266,667            Director

         In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

         The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

         On May 13, 2005, we issued stock options to purchase 34,000 shares of our common stock at an exercise price of $6.00 per share to each of Messrs. Pohlman and Smith for services rendered to us as independent directors. Such options are subject to three-year vesting.


         Pharmamatrix, Inc., an affiliate of Mr. Meier, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us certain administrative, technology and secretarial services, as well as the use of certain limited office space in Hollywood, Florida, as we may require from time to time. We have agreed to pay Pharmamatrix, Inc. $7,500 per month for these services. These individuals are each managing members of their respective entities and, as a result, will benefit from the transaction to the extent of their interest this entity. However, this arrangement is solely for our benefit and is not intended to provide these individuals compensation in lieu of a salary. We believe, based on rents and fees for similar services in the South Florida area, that the fee charged by Pharmamatrix, Inc. is at least as favorable as we could have obtained from an unaffiliated person. Messrs. Pohlman and Smith, our independent directors, must approval all additional expenses incurred by us prior to a business combination.


         In May 2005, Messrs. Meier, Girgenti, Blue, Lane and Pietrangelo advanced a total of $100,000 to us to cover expenses related to this offering. The loans will be payable without interest on the earlier of one year from the date of issuance or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

         We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us which will be reviewed only by Messrs. Pohlman and Smith, our "independent" directors, or a court of competent jurisdiction if such reimbursement is challenged.

         Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors and $2,000 per quarter to each of our independent directors, no compensation or fees of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

         All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by Messrs. Pohlman and Smith, our uninterested "independent" directors who had access, at our expense, to our attorneys or independent legal counsel. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

                            DESCRIPTION OF SECURITIES

GENERAL

         We are authorized to issue 70,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 1,333,335 shares of common stock are outstanding, held by five record holders. No shares of preferred stock are currently outstanding.

UNITS

         Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately within the first 20 trading days following the earlier to occur of the exercise in full or expiration of the underwriters' over-allotment option, provided that, in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option

COMMON STOCK



         Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, and the underwriters have agreed to vote all of their respective shares of common stock then owned by them in accordance with the majority of the shares of common stock voted by the public stockholders. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.



         We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

         If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate prior to a business combination.

         Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

PREFERRED STOCK

         Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

WARRANTS

         No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

          o    the completion of a business combination; and

          o    one year from the date of this prospectus.

         The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

         We may call the warrants for redemption:

          o    in whole and not in part;


          o at a price of $.01 per warrant at any time after the warrants become exercisable;

          o upon not less than 30 days' prior written notice of redemption to each warrant holder; and


          o if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

         We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption; however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

         The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

         The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

         The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

         No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

         No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

PURCHASE OPTION

         We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 426,667 units at a per unit price of $7.50. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the exercise price of the warrants underlying the underwriters' purchase option is $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled "Underwriting--Purchase Option."

DIVIDENDS

         As prohibited by the underwriting agreement, we have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then current board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

OUR TRANSFER AGENT AND WARRANT AGENT

         The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

SHARES ELIGIBLE FOR FUTURE SALE

         Immediately after this offering, we will have 6,666,669 shares of common stock outstanding, or 7,466,669 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 5,333,334 shares sold in this offering, or 6,113,334 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,333,335 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to May 13, 2006. Notwithstanding this rule, all of those shares have been placed in escrow and will not be transferable for a period 12 months from the date of a business combination and will only be released prior to that date subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

         RULE 144

         In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

         o 1% of the number of shares of common stock then outstanding, which will equal 66,667 shares immediately after this offering (or 74,666 if the underwriters exercise their over-allotment option); and

         o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

         Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

         RULE 144(K)

         Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

         SEC POSITION ON RULE 144 SALES

         The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

         REGISTRATION RIGHTS

         The holders of our 1,333,335 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

                                  UNDERWRITING

         In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Jesup & Lamont is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:


            UNDERWRITERS                                    NUMBER OF UNITS
----------------------------------------------        --------------------------

Jesup & Lamont Securities Corporation ........                2,666,667

Granite Financial Group, Inc. ................                2,666,667

                           Total..............                5,333,334


         A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

STATE BLUE SKY INFORMATION


         We will offer and sell the units to retail customers only in Colorado, Delaware, District of Columbia, Florida, Hawaii, Illinois, New York and Rhode Island. In New York, we have relied on an exemption from the state registration requirements for transactions between an issuer and an underwriter involving a firm commitment underwritten offering. In the other states, we have relied on an exemption or we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

         If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

         Under the National Securities Markets Improvement Act of 1996, the states and territories of the United States are preempted from regulating the resale by shareholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions. As of the date of this prospectus, the following states do not require any notice filings or fee payments and permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable:


         o Alaska, Arizona, Arkansas, California, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

         Additionally, the following states permit the resale by shareholders of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:


         o The District of Columbia, Illinois, Michigan, Montana, New Hampshire, Oregon, Puerto Rico, Rhode Island, South Carolina, Texas and Vermont.


         As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rule or regulation with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

         However, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the registration of the units, common stock and warrants in these states or the availability of another applicable exemption from the state's registration requirements:


          o immediately in Colorado, Delware, Georgia, Illinois, New York, Rhode Island, Tennessee and Wisconsin;


          o    commencing 90 days after the date of this prospectus in Nevada;
               and

          o    commencing 180 days after the date of this prospectus in Alabama.

PRICING OF SECURITIES

         We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $___ per unit and the dealers may reallow a concession not in excess of $____ per unit to other dealers.

         Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

          o the history and prospects of companies whose principal business is the acquisition of other companies;

          o    prior offerings of those companies;

          o our prospects for acquiring an operating business at attractive values;

          o    our capital structure;

          o an assessment of our management and their experience in identifying operating companies;

          o general conditions of the securities markets at the time of the offering; and

          o    other factors as were deemed relevant.

         However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

OVER-ALLOTMENT OPTION

         We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 800,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

COMMISSIONS AND DISCOUNTS

         The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

                                                           PER UNIT          WITHOUT OPTION            WITH OPTION
                                                       -----------------    ------------------    ----------------------
Public offering price .......................          $            6.00    $   32,000,004        $        36,800,004

Discount ....................................          $            0.30    $    1,600,000        $         1,840,000

Proceeds before expenses (1) ................          $            5.70    $   30,400,004        $        34,960,004

(1) The offering expenses are estimated at approximately $414,000.

PURCHASE OPTION

         We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 426,667 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants underlying this option are exercisable at $6.25 per share (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination or one year from the date of this prospectus and expiring four years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and "piggy-back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

REGULATORY RESTRICTIONS ON PURCHASE OF SECURITIES


         Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed which shall be deemed to be upon the earlier to occur of the underwriters' exercise of the over-allotment option or the expiration of the term of such option. However, the underwriters may engage in the following activities in accordance with the rules:


         o STABILIZING TRANSACTIONS. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

         o OVER-ALLOTMENTS AND SYNDICATE COVERAGE TRANSACTIONS. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

         o PENALTY BIDS. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

         Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

         Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

OTHER TERMS

         We have granted Jesup & Lamont, as representative of the underwriters, the right to have its designee present at all meetings of our board of directors until we consummate a business combination. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors' meetings, but will not have voting rights. The representative has not named a designee as of the date of this prospectus.


         We have engaged the representative to act as our investment banker in connection with our business combination. We will pay the representative a cash fee at the closing of our business combination for assisting us in structuring and negotiating the terms of the transaction equal to 2% of the gross proceeds raised in the offering, including any proceeds we receive as a result of the exercise of the underwriters' over-allotment option. Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder's fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties.


INDEMNIFICATION

         We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

                                  LEGAL MATTERS


         The validity of the securities offered in this prospectus are being passed upon for us by Greenberg Traurig, LLP, New York, New York. Kirkpatrick & Lockhart Nicholson Graham LLP, New York, New York, is acting as counsel for the underwriters in this offering.


                                     EXPERTS


         The financial statements of Pharmamatrix Acquisition Corporation at September 30, 2005 and for the period from May 13, 2005 (date of inception) through September 30, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which contains an explanatory paragraph relating to substantial doubt existing about the ability of Pharmamatrix Acquisition Corporation to continue as a going concern, of Miller, Ellin & Company, LLP, independent registered public accounting firm given on the authority of such firm as experts in accounting and auditing.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


         We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                      PHARMAMATRIX ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

Report of independent registered public accounting firm......................F-2


Balance sheet as of September 30, 2005.......................................F-3

Statement of operations for the period from May 13, 2005
(date of inception) through September 30, 2005...............................F-4

Statement of stockholders' equity for the period from May 13, 2005
(date of inception) through September 30, 2005...............................F-5

Statement of cash flows for the period from May 13, 2005
(date of inception) through September 30, 2005...............................F-6



Notes to financial statements.........................................F-7 - F-10

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders


We have audited the accompanying balance sheet of Pharmamatrix Acquisition Corporation (a development stage company) (the "Company") as of September 30, 2005 and the related statements of operations, stockholders' equity and cash flows for the period from May 13, 2005 (date of inception) through September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pharmamatrix Acquisition Corporation as of September 30, 2005 and the results of its operations and its cash flows for the period from May 13, 2005 (date of inception) through September 30, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has generated no revenue, its ability to continue as a going concern is dependent on completion of a financing followed by the acquisition of an operating business. In addition, the Company has a negative working capital position of $49,149 as of September 30, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Miller, Ellin & Company, LLP


New York, New York

November 2, 2005

Pharmamatrix Acquisition Corporation
(A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                               SEPTEMBER 30, 2005
ASSETS

CURRENT ASSETS:
   Cash                                                               $  80,851
                                                                      ----------
   Total current assets                                                  80,851
                                                                      ----------
  Other assets:
   Deferred offering costs                                               58,986
                                                                      ----------
   Total other assets                                                    58,986
                                                                      ----------
           Total assets                                               $ 139,837
                                                                      ==========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accrued expenses                                                   $  30,000
   Notes payable, stockholders                                          100,000
                                                                      ----------
           Total current liabilities                                    130,000
                                                                      ----------
COMMITMENT (Note 5)

SHAREHOLDERS' EQUITY:
   Preferred stock, $.0001 par value; 1,000,000 authorized
      shares; none issued                                                  --
   Common stock, $.0001 par value; 70,000,000 authorized
      shares; 1,333,335 issued and outstanding shares                       133
   Additional paid-in capital                                            24,867
   Deficit accumulated during the development stage                     (15,163)
                                                                      ----------
           Total stockholders' equity                                     9,837
                                                                      ----------
           Total liabilities and shareholders' equity                 $ 139,837
                                                                      ==========


                        See notes to financial statements

                      PHARMAMATRIX ACQUISITION CORPORATION
                          (a development stage company)

                             STATEMENT OF OPERATIONS

     FOR THE PERIOD FROM MAY 13, 2005 (INCEPTION) THROUGH SEPTEMBER 30, 2005


Formation and operating costs                                       $   (15,163)
                                                                    ------------
           Net loss                                                     (15,163)
                                                                    ------------
Weighted average shares outstanding - basic and diluted               1,333,335
                                                                    ------------
           Net loss per share                                       $      (.01)
                                                                    ============


                        See notes to financial statements

                      PHARMAMATRIX ACQUISITION CORPORATION
                          (a development stage company)

                        STATEMENT OF STOCKHOLDERS' EQUITY


     FOR THE PERIOD FROM MAY 13, 2005 (INCEPTION) THROUGH SEPTEMBER 30, 2005


                                                                                        DEFICIT
                                                                                      ACCUMULATED
                                                                     ADDITIONAL       DURING THE
                                                                      PAID-IN         DEVELOPMENT
                                         COMMON STOCK                 CAPITAL            STAGE             TOTAL
                                    SHARES           AMOUNT
Common stock issued
May 13, 2005                       1,333,335         $   133         $  24,867         $   --           $  25,000

Net loss                                                  --                            (15,163)          (15,163)
Balance at September 30, 2005      1,333,335         $   133         $  24,867         $(15,163)        $   9,837


                        See notes to financial statements

                      PHARMAMATRIX ACQUISITION CORPORATION
                          (a development stage company)

                             STATEMENT OF CASH FLOWS

                                                             FOR THE PERIOD FROM
                                                                 MAY 13, 2005
                                                                  (INCEPTION)
                                                                    THROUGH
                                                              SEPTEMBER 30, 2005
                                                             -------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                      $ (15,163)
    Increase in accrued expenses                                     30,000
                                                                  ----------
        Net cash used in operating activities                        14,837
                                                                  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Offering costs                                                  (58,986)
    Proceeds from notes payable stockholders                        100,000
    Proceeds from sale of shares of common stock                     25,000
                                                                  ----------
        Net cash provided by financing activities                    66,014
                                                                  ----------
        Net increase in cash and cash at end of period            $  80,851
                                                                  ==========


                       See notes to financial statements

                      PHARMAMATRIX ACQUISITION CORPORATION
                          (a development stage company)


                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005



1.     ORGANIZATION, BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Pharmamatrix Acquisition Corporation (the "Company") was incorporated in Delaware on May 13, 2005 as a blank check company whose objective is to acquire an operating business primarily in the over-the-counter pharmaceutical and health and beauty aid industries, although the Company is not limited to any particular industry.


At September 30, 2005, the Company had not yet commenced any operations. All activity through September 30, 2005 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are generally to be applied toward acquiring an operating business ("Business Combination"). However, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account ("Trust Account") and invested in U.S. government securities until the earlier of (i) the consummation of a Business Combination, or (ii) liquidation of the Company. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such proposed transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 1,333,335 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.


The Company's Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

The Company has adopted Financial Accounting Statement No. 123R "Accounting for Stock-Based Compensation." The Company uses the fair value method of valuing options awarded.

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.


The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $1,830. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived the Company has recorded a full valuation allowance at September 30, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.


2.     PROPOSED PUBLIC OFFERING


The Proposed Offering calls for the Company to offer for public sale up to 5,333,334 units ("Units"). Each Unit consists of one share of the Company's common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may call the Warrants for redemption in whole and not in part at a price of $.01 per Warrant at any time after the Warrants become exercisable. They cannot be redeemed unless the Warrant holders receive written notice not less than 30 days prior to the redemption; and if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Warrant holders.


In addition, the Company has agreed to sell to Jesup & Lamont Securities Corporation, for $100, an option to purchase up to a total of 426,667 units. The units issuable upon exercise of this option are identical to those offered in this Proposed Offering, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $6.25. This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of the prospectus and expiring five years from the date of the prospectus. The option may only be exercised or converted by the option holder.


The sale of the above option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined that the fair value of the above option on the date of sale would be approximately $2.7614 per unit, or $1,178,200 total, using an expected life of four years, volatility of 80.00% and a risk-free interest rate of 3.72%.


The volatility calculation of 80.00% is based on the 3 year average volatility of a representative sample of three (3) companies with market capitalizations under $100 million that Management believes could be considered to be engaged in a business in the Pharmaceutical Industry (the "Sample Companies"). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the three year average volatility of the Sample Companies because Management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.


3.     OFFERING COSTS


Deferred offering costs consist of legal and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.



4.     NOTES PAYABLE, STOCKHOLDERS

The Company issued an aggregate of $100,000 of unsecured promissory notes to the Founding Stockholders, who are also officers, effective on May 13, 2005. The notes are non-interest bearing and are payable on the earlier of May 13, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.


5.     COMMITMENTS


The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the Company acquires a target business, it will make such services available as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.


The Company has a commitment to pay an underwriting discount of 5% of the public offering price to Jesup & Lamont Securities Corporation ("Jesup & Lamont"), representative of the underwriters, at the closing of the Proposed Offering.

The Company has engaged the Jesup & Lamont to act as its investment banker in connection with a Business Combination. The Company has agreed to pay Jesup & Lamont a cash fee at the closing of the Business Combination for assisting the Company in structuring and negotiating the terms of the transaction equal to 2% of the gross proceeds raised in the Proposed Offering, including any proceeds the Company receives as a result of the exercise of the underwriters' over-allotment option.


The Company entered into an arrangement for a fee not to exceed $250,000 to a law firm for providing professional services in connection with the Proposed Offering and formation of the Company. The fee will be paid to the law firm only if the Proposed Offering is completed. Any legal fees paid in connection with the Proposed Offering will be charged as a reduction to additional paid-in capital. As of September 30, 2005, the Company charged $5,000 for legal fees incurred in connection with the Company's formation.


6.     PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

7.     STOCK BASED COMPENSATION

On May 13, 2005, the Company granted two members of the Company's Board of Directors options to purchase up to a total of 68,000 shares of common stock at an exercise price of $6.00 per share. The options vest over three years from the grant date at each twelve-month period subsequent to the grant date, providing that such board member remains a director of the Company. These options expire on May 12, 2010.


                                                     Shares      Exercise Price
                                                     ------      --------------
Outstanding - beginning of period                      --        $     --
Granted                                              68,000           6.00
Exercised                                              --
Canceled expired                                       --
                                                     ------      --------------
Outstanding - end of year                            68,000      $    6.00
                                                     ======      ===============
Options exercisable at year end                        --        $     --
                                                     ======      ===============

The following table summarizes information about stock options outstanding at September 30, 2005:


                                                    Options Outstanding                         Options Exercisable
                                    --------------------------------------------------   --------------------------------
                                                         Weighted
                                                         Average           Weighted                           Weighted
                                    Outstanding at      Remaining          Average       Exercisable at       Average
     Range of Exercise Prices     September 30, 2005 Contractual Life   Exercise Price September 30, 2005  Exercise Price
     ------------------------     ------------------ ----------------   -------------- ------------------  --------------
              $6.00                     68,000           10 years           $6.00               0              $0.00

The weighted-average grant-date fair value of options granted during the period May 13, 2005 (inception) through September 30, 2005 was $-0-, and as a result, there was no charge to operations.


The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Expected life (years)                                         4

Interest rate                                                 3.72%

Volatility                                                   80%

Dividend yield                                               -0-

================================================================================
         Until _________________, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.


                                -----------------


                                TABLE OF CONTENTS



                                                                           PAGE
                                                                          ------

Prospectus Summary ...................................................       1

Summary Financial Data ...............................................       8

Risk Factors .........................................................       9

Use of Proceeds ......................................................      21

Dilution .............................................................      24

Capitalization .......................................................      25

Management's Discussion and Analysis of Financial
  Condition and Results of Operations ................................      26

Proposed Business ....................................................      28

Management ...........................................................      39

Principal Stockholders ...............................................      42

Certain Transactions .................................................      43

Description of Securities ............................................      45

Underwriting .........................................................      49

Legal Matters ........................................................      52

Experts ..............................................................      52

Where You Can Find Additional Information ............................      52

Index to Financial Statements ........................................     F-1
================================================================================


================================================================================




                                  PHARMAMATRIX
                                  ACQUISITION
                                  CORPORATION



                                 5,333,334 Units



                          ---------------------------

                                   PROSPECTUS

                          ---------------------------





                           JESUP & LAMONT SECURITIES
                                  CORPORATION


                         GRANITE FINANCIAL GROUP, INC.





                           _____________ _____ , 2005

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:


  Initial Trustees' fee                                $       1,000.00 (1)

  SEC Registration Fee                                        12,554.66

  NASD filing fee                                             11,166.67

  Accounting fees and expenses                                25,000.00

  Printing and engraving expenses                             50,000.00

  Director & Officer liability insurance premiums            200,000.00 (2)

  Legal fees and expenses                                    260,000.00

  Blue sky services and expenses                              35,000.00

  Miscellaneous                                               20,278.67 (3)
                                                       --------------------

      Total                                            $     615,000.00

(1) In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $2,400 for acting as warrant agent for the registrant's warrants and $1,800 for acting as escrow agent.

(2) This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3) This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

         "Section 145. Indemnification of officers, directors, employees and agents; insurance.

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

         "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

         Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:



         NAME                               NUMBER OF SHARES

         Norman M. Meier                    266,667
         -----------------------------      ------------------------------

         Steven Girgenti                    266,667
         -----------------------------      ------------------------------

         Harold S. Blue                     266,667
         -----------------------------      ------------------------------

         Shephard Lane                      266,667
         -----------------------------      ------------------------------

         Michael A. Pietrangelo             266,667
         -----------------------------      ------------------------------

         Such shares were issued on May 13, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of $0.02 per share. No underwriting discounts or commissions were paid with respect to such sales.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) The following exhibits are filed as part of this Registration
Statement:



Exhibit No.             Description
--------------------    ---------------------------------------------------------------------------------------------
1.1                     Form of Underwriting Agreement.*

1.2                     Form of Selected Dealers Agreement.*

3.1                     Amended and Restated Certificate of Incorporation.*

3.2                     By-laws.*

4.1                     Specimen Unit Certificate.*

4.2                     Specimen Common Stock Certificate.*

4.3                     Specimen Warrant Certificate.*

4.4                     Form of Unit Purchase Option to be granted to Representative.*

4.5                     Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the
                        Registrant.*

5.1                     Opinion of Greenberg Traurig LLP.*

10.1                    Form of Promissory Note issued to each of Norman M. Meier, Steven Girgenti, Shephard Lane,
                        Harold S. Blue and Michael A. Pietrangelo.*

10.2                    Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust
                        Company and the Registrant.*

10.3                    Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust
                        Company and the Initial Stockholders.*

10.4                    Form of Letter Agreement between Pharmamatrix, Inc. and Registrant regarding administrative support. *

10.5                    Form of Registration Rights Agreement among the Registrant and the Initial Stockholders. *

10.6                    Form of Stock Option Agreement between each of Randolph A. Pohlman and Jack A. Smith and the Registrant.*

10.7                    Form of Letter Agreement among the Registrant, Jesup & Lamont and each of the Initial Stockholders.*

23.1                    Consent of Miller, Ellin & Company, LLP.

23.2                    Consent of Greenberg Traurig LLP (included in Exhibit 5.1).*

24                      Power of Attorney (included on signature page of this Registration Statement). *


------------
*        Previously filed.

ITEM 17. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           i. To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           ii. To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           iii. To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of November, 2005.




                                PHARMAMATRIX ACQUISITION CORPORATION


                                By:      /s/ Norman M. Meier
                                         ---------------------------------------
                                         Norman M. Meier
                                         Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




             NAME                                               POSITION                                        DATE
-----------------------------------------------------------------------------------------------------------------------------
/s/ Norman M. Meier                 Chief Executive Officer (Principal Executive Officer) and              November 9, 2005
-------------------                 Director
Norman M. Meier

/s/ Steven Girgenti                 Executive Chairman of the Board                                        November 9, 2005
-------------------
Steven Girgenti

/s/ Shephard Lane                   General Counsel, Secretary and Director                                November 9, 2005
-----------------
Shephard Lane

/s/ Harold Blue                     Chief Financial Officer (Principal Accounting and Financial            November 9, 2005
---------------                     Officer) and Vice-Chairman of the Board
Harold Blue

/s/ Michael A. Pietrangelo          Director                                                               November 9, 2005
--------------------------
Michael A. Pietrangelo

/s/ Randolph Pohlman                Director                                                               November 9, 2005
---------------------
Randolph Pohlman

/s/ Jack A. Smith                   Director                                                               November 9, 2005
------------------
Jack A. Smith
